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EXHIBIT 99.1


[LOGO] ADVANCED BIOTHERAPY, INC.
                                  ---------------------------------------------
                                  Administration
                                  6355 Topanga Canyon Boulevard, Suite 510
                                  Woodland Hills, California  91367

                                  Laboratories
                                  9110 Red Branch Rd.
                                  Columbia, MD 21045

                                  Telephone 818-883-6716
                                  Fax 818-883-3353
                                  www.advancedbiotherapy.com



                             "FOR IMMEDIATE RELEASE"

 Dr. Joseph A. Bellanti Rejoins Board of Directors of Advanced Biotherapy, Inc.

LOS ANGELES--(BUSINESS WIRE)--October 23, 2003

"Dr. Bellanti's experience as immunologist and virologist pivotal to future therapeutic strategies of Company"

Advanced Biotherapy, Inc (OTCBB:ADVB - News) - a developer of pioneering antibody therapies for treating widespread autoimmune diseases - reported that Dr. Joseph A. Bellanti, Professor of Pediatrics and Microbiology-Immunology and Director of the International Center for Interdisciplinary Studies of Immunology at Georgetown University School of Medicine, has rejoined the Company's Board of Directors.

Commenting on Dr. Bellanti's appointment, Edmond Buccellato, the Company's Chief Executive Officer and Chairman of the Board stated "We are extremely pleased to have Dr. Bellanti rejoin our Board at this critical point in time. As head of our Scientific Advisory Committee, Dr. Bellanti will not only act as scientific liaison to the Board but will also function as a key scientific spokesman for the Company. In addition to the recognition he has received as a gifted educator of medical students, residents, fellows and practicing physicians, he also brings to the Company the vast clinical experience he has attained through his continuing direct patient care of children and adult patients with a wide spectrum of allergic and immunologic disorders. Dr. Bellanti is the author of over 450 scientific publications and several book chapters and books including his internationally recognized textbook, Immunology, now in its fourth edition.
 He is the recipient of numerous awards including the prestigious E. Mead Johnson Award for Excellence in Pediatric Research from the American Academy of Pediatrics and the Humanitarian Award and the Fellow Distinguished Award from the American College of Allergy, Asthma & Immunology. He is past-president of the American Board of Allergy and Immunology, the Society for Pediatric Research, Interasma, the American College of Allergy, Asthma & Immunology, and the Association of Medical Laboratory Immunologists. He was editor in chief of "Pediatric Research" from 1974 to 1984 and editor of "Annals of Allergy" from 1982 to 1989.


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He received his MD degree from the University of Buffalo,  where his interest in immunology was first stimulated by his teacher and mentor, Dr Ernest Witebsky, the acknowledged "Father of Autoimmunity". After completing residency at the Children's Hospital Buffalo in 1961, he received training in immunology at the University of Florida School of Medicine, Gainesville in 1961-62 and continued his studies as a research virologist at Walter Reed Army Institute of Research, Washington, DC from 1962-64. In 1963, he joined the faculty of Georgetown
University  School  of  Medicine  as  Assistant   Professor  of  Pediatrics  and
Microbiology, where he rose to his current position of Professor of Pediatrics and Microbiology-Immunology. In 1975 he established and became Director of the International Center for Interdisciplinary Studies of Immunology at Georgetown University School of Medicine."

"Dr Bellanti's extensive and wide range of experience as an immunologist and virologist are pivotal to the future therapeutic strategies being planned by the Company", Mr. Buccellato concluded.


Commenting on his appointment, Dr Bellanti stated, "I consider it an honor to join the Board of Directors of Advanced Biotherapy, Inc, particularly at this critical juncture of growth and expansion of the Company. The Company's focus on anti-cytokine therapy not only is a tribute to the pioneering and visionary contributions of Dr. Simon Skurkovich but also the cornerstone to the management and control of a wide range of autoimmune disorders which only up until recently were diagnostic and therapeutic orphans".

Autoimmune diseases, in general, are the result of an inappropriate immune response in which the body's immune system attacks its own healthy cells and organs. In these disorders, certain chemicals, called cytokines, are hyperproduced and bring about the autoimmune condition. One of Company's patented therapies is designed to remove or neutralize these excessive cytokines known as interferon-gamma and tumor necrosis factor-alpha, which is induced by interferon-gamma. Removal of these agents is accomplished by the injection of antibody directed to these proteins following which dramatic beneficial therapeutic effects are seen which could possibly form the basis of a universal treatment for certain types of autoimmune diseases. Advanced Biotherapy has already achieved encouraging results in clinical trials in rheumatoid arthritis, multiple sclerosis and in the halting of corneal transplant rejection, Type 1 diabetes and a wide variety of autoimmune skin disorders (psoriasis vulgaris, alopecia areata, vitiligo, pemphigus vulgaris and epidermolysis bullosa).

About Advanced Biotherapy
Advanced Biotherapy, Inc., located in Los Angeles, with laboratories in Columbia, Maryland, is pioneering the development of new antibody therapies for treating severe and widespread autoimmune diseases. Its investigational therapies attack autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Core technology is protected under U.S. patents and patents pending for the exclusive use of a class of antibodies to the protein known as interferon-gamma, and antibodies to other proteins, for treating a range of autoimmune diseases.

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.


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Contact:
     Advanced Biotherapy, Inc.
     Amy Buccellato, 818-883-6716
     www.advancedbiotherapy.com